Exhibit 1

CEMEX

February 13, 2014

CEMEX Day 2014

Legal Disclaimer

CEMEX

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to our prices for our products.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE.

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

CEMEX

February 13, 2014

Juan Pablo San Agustín

Executive VP of Strategic Planning and Business Development

CEMEX decisively coped with a long crisis and is now recovering from recession

CEMEX

CEMEX Consolidated EBITDA 1

(US$ B)

4.6

4.1

2.7

2.3

2.4

2.6

2.6

3.0 - 3.1

4.7

2007

2008

2009

2010

2011 2012

2013

2014

Consensus

…

Mid-term

Recession Stabilization Recovery

(1) Proforma for the current operations

Global recovery will provide some tailwinds for our main markets

CEMEX

USA & Canada

9.3%

Mexico

4.2%

Europe

2.5%

Middle East &

Northern Africa

5.8%

Sub-Saharan Africa

6.8%

Central and South America & Caribbean

3.4%

Central Asia

& Caucasus

5.2%

Greater China

5.1%

Greater India

7.9%

Russia

4.3%

East Asia

1.9%

South East Asia

5.7%

Oceania

3.1%

Cement Demand CAGR

2013e - 2017e

Regional Cement Demand Growth Trend

Significant growth (> 6%)

Moderate growth (3 - 6%)

Limited growth (0 - 3%)

Source: CEMEX estimates

Our portfolio is geared towards high growth markets

CEMEX

Growth potential for

CEMEX regions vs. risk

Sovereign risk spread

0

100

200

300

0

N.EUR China USA

MEX

ASIA

SCA&C

Brazil MED Indonesia

Russia

Turkey

India

Nigeria

1 2 3 4 5 6 7 8 9 10

% 5Yr CAGR national cement demand

EBITDA by region

(US$ B)

~4.7

ASIA ~ 5%

MED ~10%

N. EUR ~10%

SCA&C ~20%

USA ~25%

MEX ~30%

Mid-term

CEMEX Regions; Size = Mid-term EBITDA

Reference countries

Grow the Pie: Expanding boundaries through displacement of other construction materials

CEMEX

GROW THE PIE

INFRASTRUCTURE

COMMERCIAL & INDUSTRIAL BUILDING

RESIDENTIAL

Initiatives to further grow demand:

- Displacing asphalt for road construction, parking lots, etc.

- Gaining market share against clay, timber, steel, and other building materials

Infrastructure Solutions

Commercial & Residential Solutions

Cementitious bound layers

Cement intensive constructive systems

Roller compacted concrete

Sustainable solutions

Concrete pavements

Low income housing

High potential for operating leverage across all regions…

CEMEX

% of CEMEX

Installed Capacity

Cement capacity utilization by region 1

(2013)

31%

18%

18%

13%

13% 6%

94M tons

52%

66%

45%

62%

78%

84%

60%

MEX

USA

MED

N.EUR

SCA&C

ASIA

CEMEX

Ability to capture growth without major investments

(1) Utilization to meet current domestic volumes

…coupled with aggressive structural cost reductions

CEMEX

Structural costs savings 2007-2013 Additional value creating

(US$ B) initiatives

1.2 Outsourced back-office functions to

yield US$100 M/year in savings

Increased alternative fuels substitution

0.8 from 7% to 28% (US$135 M/year in

savings)

Improved working capital by 6 days

(-US$770 M)

0.4 Fixed asset sales of ~US$700 M in the

last four years

Fixed Costs SG&A Total

Maximizing mid-term operational leverage: EBITDA to grow twice as fast as sales

Three overarching questions on our Value before Volume framework

CEMEX

Total revenue

proportion

targets

1. How to price our products in Prices 70%

order to capture full value?

2. How to capture the extra value Service Fees 25%

in delivery and servicing?

3. How to deal with input cost Surcharges 5%

dynamics?

Value before Volume is the key lever to reach mid-term EBITDA

CEMEX

Consolidated EBITDA variation 2007 to mid-term

(US$ B)

Value before

Volume

1.1

4.6 GrowPie the 2.0 0.2 4.7

2.0 1.4

2.6

0.1

1.2 1.3

Operating

Leverage

EBITDA 2007 Volume Price Var. costs & distribution Fixed cost & other EBITDA 2013 Volume Price Var. costs & distribution Fixed cost & other EBITDA mid-term

EBITDA Margin ~22% – 500 bps ~17% + 600 bps >23% ROCE >10%

(1) Includes SG&A and Other

A cohesive set of strategies being implemented to meet our mid-term targets

CEMEX

Value creation drivers

Portfolio with high growth potential

Value before Volume

Grow the Pie

Operating Leverage

Mid-term targets

ROCE >WACC

EBITDA ~US$4.7 B

FCF conversion

>35%

Leverage <3.0x

Investment Grade

CEMEX

February 13, 2014

Fernando A. González

Executive VP of Finance and Administration, CFO

On the road towards investment grade

CEMEX

Leverage ratio 2007 – mid-term 1

4.3x

+4.1x

EBITDA

(1.0x)

Equity Convertibles Asset Sales

7.4x

(0.7x)

EBITDA

(1.2x)

Convertibles CLH Asset Sales

5.5x

(2.0x)

EBITDA

(0.8x)

FCF

<3.0x

2007

2010

2013

Mid-term Target

Recession

Stabilization

Recovery

(1) Leverage ratio in accordance with the Financing Agreement signed in 2009 and the Facilities Agreement signed in 2012

Free cash flow conversion of more than 35% in the mid-term

CEMEX

FCF conversion 1

(% of EBITDA)

8%

6%

(3%)

>35%

Mid-term Target

11

12

13

Mid-term action plan

Deliver on EBITDA growth

Reduce interest expense via liability management and debt reduction

Sell non-productive and other assets

Keep capex in line with overall growth

Maintain stable working capital investment

FCF generation will contribute to debt pay down and deleverage in mid-term plan

(1) Free Cash Flow after maintenance capex

Continue to lower cost of debt and extend maturities

CEMEX

Address maturities over next 24 months

Convertible Notes currently in the money

Floating Rate Note due September 2015

Opportunistic liability management transactions to reduce debt cost and extend average life

US$6.1 B with average cost of 9.3% can be called in the next 4 years

Continue enhancing liquidity position

US$1.2 B of cash & equivalents

US$650 M of available bank credit lines